UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2024

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 29, 2024, the Board of Directors (the “Board”) of cbdMD, Inc. (the “Company”) appointed Bradley Whitford, the Company’s current Vice President of Finance, to serve as the Company’s Chief Accounting Officer at the discretion of the Board. Mr. Whitford shall receive an annual base salary of $200,000. Mr. Whitford, age 43, has been employed by the Company since 2021. Prior to joining the Company he served as Corporate Accounting Manager – Global Close and Consolidations for Diversey, Inc., a hygiene, infection prevention and cleanings solutions company from 2019 to 2021. Prior to his role at Diversey, he served as Corporate Controller for Four S LLC, a franchisee of Sola Salons Studios in the US from 2017 to 2019 and as Vice President and Corporate Controller of Campus Crest Communities, Inc., a vertically integrated developer of luxury student housing in the US and Canada from 2014 to 2016. Mr. Whitford graduated from the University of North Carolina at Wilmington with a BA in Psychology and Master of Science in Accountancy.

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 29, 2024, the Company held its 2024 annual meeting of shareholders (the “2024 Annual Meeting”) where six proposals were voted upon. The proposals are described in detail in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 14, 2024. Of the 3,045,092 shares of our common stock and 5,000,000 shares of the Company’s Series A Preferred Stock (the “Series A”), outstanding and entitled to vote at the 2024 Annual Meeting, 1,053,909 shares of common stock (or 34.6%) and 3,465,131shares of Series A (69.3%), constituting a quorum, were represented in person or by proxy at the 2024 Annual Meeting. At the meeting all the proposals, excluding Proposal 5 below, were approved and the final vote on the proposals was recorded as follows:

Proposal 1:	The following directors were elected at the 2024 Annual Meeting of shareholders to hold office until the 2025 annual meeting of shareholders or their earlier resignation, removal or death:

Directors	“For”	“Against”
Bakari Sellers	894,360	31,554
William F. Raines, III	896,656	29,258
Scott G. Stephen	896,855	29,059
Dr. Sybil Swift	898,196	27,718

Proposal 2:
The appointment of Cherry Bekaert LLP as our independent registered public accounting firm and to audit our financial statements for the fiscal year ending September 30, 2024 was ratified, based upon the following final tabulation of votes:

“For”	“Against”	“Abstain”
1,048,934	2,071	2,904

Proposal 3:	The approval of an advisory vote on the frequency of an advisory vote on executive compensation was approved, based upon the following final tabulation of votes:

“One”	“Two”	“Three”	“Abstain”
515,552	39,999	326,876	43,487

Proposal 4:	The approval of an advisory resolution on the fiscal year 2024 compensation of the named executive officers was approved, based upon the following final tabulation of votes:

“For”	“Against”	“Abstain”
842,489	39,001	44,424

Proposal 5:
The approval of an amendment to the Certificate of Designation for the Series A to provide for the automatic conversion into common stock was not approved, based upon the following final tabulation of votes:

Common Stock:
“For”	“Against”	“Abstain”
909,689	13,722	2,503

Series A:
“For”	“Against”	“Abstain”
1,790,169	1,674,962	-

Proposal 6:
The approval of the issuance of shares of the Company’s common stock, representing more than 19.9% of our common stock outstanding upon the conversion of certain convertible notes issued by the Company pursuant to the Securities Purchase Agreement dated January 30, 2024 entered into by and between the Company and five institutional investors was approved, based upon the following final tabulation of votes:

“For”	“Against”	“Abstain”
906,703	14,362	4,849

Proposal 7 for the adjournment of the 2024 Annual Meeting was moot, as (i) there were sufficient votes to approve proposals 1 through 4 and 6; and (ii) it was determined there would not be sufficient Series A votes in favor of Proposal 5 to approve the amendment.

Item 8.01	Other Events.

On March 29, 2024, following the adjournment of the 2024 annual meeting of our shareholders, our board of directors appointment Scott Stephen as Chairman of the Board, and T. Ronan Kennedy as Chief Executive Officer and Chief Financial Officer. In addition, the Company’s Vice President of Finance, Brad Whitford, was appointed Chief Accounting Officer, Treasurer and Secretary. The board of directors made the following board committee appointments:

Audit Committee:	William F. Raines, III, Chairman
Bakari Sellers
Scott G. Stephen

Compensation, Corporate	Bakari Sellers, Chairman
Governance and Nominating	William F. Raines, III
Committee:	Scott G. Stephen

Board members shall receive cash fees consistent with fees paid for the prior year as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on February 14, 2024. Each board member also was granted (i) restricted Stock Units for 4,000 shares of common stock, vesting quarterly on June 30, 2024, September 30, 2024, December 31, 2024 and March 31, 2025, and (ii) a common stock option grant, 2,000 shares, five year term, strike price fair market value on the grant date, vesting immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: April 2, 2024	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Financial Officer